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                                                                   EXHIBIT 10.21

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

OPTION GRANTS AND SALARIES OF EXECUTIVE OFFICERS:

Pursuant to the Long-Term Incentive Plan approved as part of the registrant's First Amended Joint Plan of Reorganization (the "Plan of Reorganization"), the following salaries and option grants were approved:

                        POSITION                                SALARY       OPTION SHARES
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
President & Chief Executive Officer                          $     480,000      200,000
Vice President Finance & Chief Financial Officer             $     190,000      100,000
Vice President Marketing & International                     $     190,000      100,000
Vice President Operations - Kokomo                           $     190,000      100,000
Vice President Information Technology & Business Planning    $     162,000       50,000
Vice President Corporate Affairs                             $     160,000       50,000
Vice President Engineering & Technology                      $     160,000       50,000
Controller & Chief Accounting Officer                        $     160,000       50,000
Vice President Sales                                         $     160,000       50,000
Vice President Manufacturing Planning                        $     125,000       50,000
General Manager Arcadia                                      $     155,000       50,000

OPTION GRANTS AND FEES PAID TO DIRECTORS:

Also pursuant to the Plan of Reorganization, the following compensation schedule for Directors was approved:

Annual Retainer:                                     $ 30,000
Stock Options (three year vesting):                    15,000 options (one time grant)
Attendance Fee per Meeting:                          $  1,000
Audit Committee Chairman (separate retainer):        $ 10,000
Chairman of the Board                                $ 15,000
All other Committee Chairmen:                        $  5,000